Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$28,756,950
Unrealized Gain (Loss) on Market Value of Futures	34,161,200
Interest Income	1,749,319
ETF Transaction Fees	18,000
Total Income (Loss)	$64,685,469

Expenses
Investment Advisory Fee	$256,565
Brokerage Commissions	69,377
K-1 Tax Expense	51,646
NYMEX License Fee	17,104
Non-interested Directors' Fees and Expenses	12,329
Legal Fees	3,836
Total Expenses	$410,857
Net Gain (Loss)	$64,274,612

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/07	$481,496,449
Additions (6,400,000 Units)	253,299,225
Withdrawals (6,800,000 Units)	(276,571,651)
Net Gain (Loss)	64,274,612

Net Asset Value End of Period	$522,498,635
Net Asset Value Per Unit (12,200,000 Units)	$42.83

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502